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                                                                      EXHIBIT 11
                  GEORGIA-PACIFIC CORPORATION AND SUBSIDIARIES
          STATEMENTS OF COMPUTATION OF PER SHARE EARNINGS (Unaudited)
                     (Thousands, except per share amounts)

                                                        Three Months                   Six Months
                                                       Ended June 30,                Ended June 30,
                                                    --------------------         ---------------------
                                                      1994         1993             1994         1993
                                                      ----         ----             ----         ----
Income (Loss)
- -------------
Income before extraordinary item
  and accounting change                             $14,000      $ 5,000         $ 70,000      $46,000
Extraordinary item, net of tax                            -       (8,000)         (11,000)      (8,000)
Cumulative effect of accounting
  change, net of tax                                      -            -           (5,000)           -
                                                    -------      -------         --------      -------
Net income (loss)                                   $14,000      $(3,000)        $ 54,000      $38,000
                                                    -------      -------         --------      -------
Weighted Average Shares
- -----------------------
Common shares outstanding, net of
  restricted stock                                   88,850       87,332           88,776       86,949

Add -  shares assumed to be issued
       under long-term incentive
       (restricted stock), stock
       option and stock purchase
       plans at the average market
       price                                            641            -              781        1,554
                                                    -------      -------          -------      -------

Primary shares                                       89,491       87,332           89,557       88,503
                                                    -------      -------          -------      -------

Add -  additional shares assumed to be
       issued under long-term incentive
       (restricted stock), stock option
       and stock purchase plans at
       quarter end market price (if
       higher than average market price)                  -        1,441                -            -
                                                    -------      -------          -------      -------

Fully diluted shares                                 89,491       88,773           89,557       88,503
                                                    -------      -------          -------      -------
Income (Loss) Per Share
- -----------------------
Income before extraordinary item
  and accounting change                             $   .16      $   .06          $   .79      $   .53
Extraordinary item, net of tax                            -         (.09)            (.12)        (.09)
Cumulative effect of accounting
  change, net of tax                                      -            -             (.06)           -
                                                    -------      -------          -------      -------
Net income (loss)                                   $   .16      $  (.03)         $   .61      $   .44
                                                    -------      -------          -------      -------

Income (Loss) Per Share - Primary and
  Fully Diluted
- -------------------------------------
Income before extraordinary item
  and accounting change                             $   .16      $   .06          $   .78      $   .52
Extraordinary item, net of tax                            -         (.09)            (.12)        (.09)
Cumulative effect of accounting change,
  net of tax                                              -            -             (.06)           -
                                                    -------      -------          -------      -------
Net income (loss)                                   $   .16      $  (.03)         $   .60      $   .43
                                                    -------      -------          -------      -------

A single presentation of income (loss) per share is made on the Statements of Income because the effects of assuming issuance of common shares under long-term incentive, stock option and stock purchase plans are either antidilutive or insignificant.